RESTRICTED STOCK UNIT AWARD AGREEMENT

PARK PLACE ENERGY CORP.
2013 LONG-TERM INCENTIVE EQUITY PLAN

     1.     Award of Restricted Stock Units. Pursuant to the Park Place Energy Corp. 2013 Long-Term Incentive Equity Plan (the “Plan”) for Employees (as defined below), officers, directors and Contractors (as defined below) whose past, present and/or potential future contributions to Park Place Energy Corp., an Nevada corporation (the “Company”) and its Subsidiaries, have been, are or will be important to the success of the Company and its Subsidiaries,

_________________________________
(the “Participant”)

has been granted an Other Stock-Based Award under the Plan of [insert # of RSUs awarded] restricted stock units (the “Awarded Units”) that may be converted into the number of shares of Common Stock of the Company equal to the number of Awarded Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The date of grant of this Other Stock-Based Award is _____________, 20__ (the “Date of Grant”). Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

     2.     Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of the Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan unless otherwise defined in this Agreement. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

     3.     Vesting. Awarded Units that have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

     a.     Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, one hundred percent (100%) of the total Awarded Units shall vest on December 1, 2015 and become Vested RSUs, provided the Participant is a Contractor providing services to the Company or a Subsidiary on that date.

Notwithstanding the foregoing, upon the occurrence of (A) a Qualified Transaction Date, (B) a Change in Control, (C) a Termination of Service due to death or Total and Permanent Disability, or (D) Termination of Service without Due Cause, all Unvested RSUs shall immediately become Vested RSUs.

     Alternative Section 3.a (for time-vesting RSUs):

     [a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall be vested as follows:

     i.     _____________percent (___%) of the total Awarded Units shall vest on the first anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor, is providing services to) the Company or a Subsidiary on that date.

     ii.     _____________percent (___%) of the total Awarded Units shall vest on the second anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor, is providing services to) the Company or a Subsidiary on that date.

     iii.     _____________percent (___%) of the total Awarded Units shall vest on the third anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor, is providing services to) the Company or a Subsidiary on that date.

     iv.     _____________percent (___%) of the total Awarded Units shall vest on the fourth anniversary of the Date of Grant and become Vested RSUs, provided the Participant is employed by (or if the Participant is a Contractor, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing, upon the occurrence of [(A) a Change in Control, (B) a Termination of Service due to death or Total and Permanent Disability, or (C) Termination of Service without Due Cause], all Unvested RSUs shall immediately become Vested RSUs.]

     b.     Within thirty (30) days following the close of the calendar quarter in which the Awarded Units vest in accordance with Section 3.a. above, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement and shall issue certificates for the number of shares of Common Stock equal to the Vested RSUs in the Participant’s name. Notwithstanding the immediately preceding sentence, in the case of a distribution on account of the Participant’s Termination of Service, other than death, distribution on behalf of a “specified employee,” as defined in Section 409A of the Code, shall not occur until the date which is earlier of (i) six (6) months following the date of said employee’s “separation from service” (as such term is defined in the Treasury Regulations promulgated under Section 409A of the Code and any other guidance issued under Section 409A of the Code); or (ii) the date of said employee’s death. From and after the date of receipt of such shares, the Participant or the Participant’s estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such stock subject to applicable state and federal regulations.

     c.     Except as otherwise provided in Section 3.a. above, upon the Participant’s Termination of Service for any other reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

     4.     Who May Receive Converted Vested RSUs. During the lifetime of the Participant, the Common Stock received upon conversion of Vested RSUs may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Vested RSUs are converted into shares of Common Stock as described in Section 3 above, the Common Stock relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

     5.     No Fractional Shares. Vested RSUs may be converted only with respect to full shares, and no fractional share of stock shall be issued.

     6.     Rights as Shareholder. The Participant will have no rights as a shareholder with respect to any shares covered by this Agreement until the issuance of certificate for such shares in the Participant’s name with respect to the Awarded Units. The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares. Except as otherwise provided in Section 7, hereof, no adjustment shall be made for dividends of other rights for which record date is prior to the registration of shares in the Participant’s name.

     7.     Adjustment of Number of Awarded Units and Related Matters. The number of Awarded Units shall be subject to adjustment in accordance with the terms of the Plan, including without limitation Section 9 therein.

     8.     Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which has been furnished to the Participant and is incorporated herein by reference for all purposes, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.

     9.     Execution of Documents. The Participant, by his execution of this Agreement, hereby agrees to execute any documents requested by the Company in connection with the conversion of the Awarded Units into shares of Common Stock pursuant to this Agreement.

     10.     Representations, Etc. Each spouse individually is bound by, and such spouse’s interest, if any, in any Awarded Units is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.

     11.     Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) cause by any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without positing any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     12.     Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

     13.     Investment Representation. Unless the Common Stock is issued in a transaction registered under applicable federal, provincial, and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased and or received hereunder will be acquired by the Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal, provincial, or state securities laws. Unless the Common Stock is issued to him or her in a transaction registered under the applicable federal, provincial, and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal, provincial, and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

     14.     Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada.

     15.     No Right to Continue Service. Nothing herein shall be construed to confer upon the Participant the right to continue to provide services to the Company or any Subsidiary as a Contractor, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as a Contractor at any time.

     16.     Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

     17.     Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     18.     Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     19.     Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     20.     Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

     21.     Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

     22.     Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     23.     Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     24.     Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

     a.     Notice to the Company shall be addressed and delivered as follows:

             Park Place Energy Corp.
             2200 Ross Ave., Suite 4500E
             Dallas, TX 75201
             Attn: Scott C. Larsen, President and CEO
             Fax: (214) 220-4349
             Email: slarsen@parkplaceenergy.com

     b.     Notice to the Participant shall be addressed and delivered as set forth on the signature page.

     25.     Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary) shall withhold the number of shares to be delivered upon the conversion of the Vested RSUs with an aggregate Fair Market Value that equals (but does not exceed) the estimated amount of any Federal, state, provincial, local, or other taxes required by law to be withheld in connection with this Award. The Company, in its sole discretion and prior to the date of conversion, may also permit the Participant receiving shares of Common Stock upon conversion of Vested RSUs to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment, if the Company, in its sole discretion, so consents in writing, may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than (A) Restricted Stock, or (B) Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds the required tax withholding payment; or (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the conversion of Vested RSUs, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company also may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. In addition and provided such action is consistent with applicable tax laws, and provided the Company in its sole discretion and the Participant agree, the Company may remit to the Participation cash in the amount that is estimated to equal any Federal, state, provincial, local, or other taxes required by law to be withheld in connection with this Award, and the Participant shall be solely responsible for the remit such amounts directly to the applicable taxing authorities.

     26.     Definitions. For the purpose of this Award, unless the context requires otherwise, the following terms shall have the meanings indicated:

     “Qualified Transaction Date” means the first to occur of either of the following:

     (a)     the date on which the Company or any of its Subsidiaries, has raised an aggregate amount of cash through the sale of equity equal to or exceeding $10 million, which calculation shall include all funds raised through the sale of equity starting with the sale of equity approved by the Board of Directors of the Company on and as of June 15, 2013; OR,

     (b)     the date on which the Company or any of its Subsidiaries, pursuant to a transaction or series of transactions, becomes entitled to receive proceeds or becomes entitled to realize economic benefits in an amount of at least $20,000,000.

For purposes of this definition, a “transaction” means any type of (i) capital raising transaction, including without limitation a financing of debt and/or convertible equity, or (ii) farmout or similar arrangement in which the Company agrees to exchange a portion of its interest in an asset of the Company for funding to enable the Company to carry out work programs on the asset of the Company.

     “Change in Control” of the Company occurs upon a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:

     (a)     Change in Ownership. A change in ownership of the Company that is more particularly described in Section 9.1 of the Plan; or

     (b)     Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on the date that Scott C. Larsen ceases to serve as President and Chief Executive Officer of the Company; or

     (c)     Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company, that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. This provision supersedes the provisions of Section 9.2 of the Plan.

     (e)     The provisions of this definition shall be interpreted in accordance with the requirements of Section 409A of the Code and the Final Treasury Regulations issued thereunder, it being the intent of the parties that this definition shall be in compliance with the requirements of said Code Section and said Regulations. Notwithstanding the foregoing provisions of this definition, in the event this Award is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of this Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

     “Contractor Agreement” means the agreement under which the Participant provides services to the Company as a Contractor.

     “Contractor” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and, if resident in Canada, the person spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary. Where a Contractor rendering services to the Company or a Subsidiary is not a natural person, the Contractor Agreement may designate a natural person to be the recipient of an award under this Agreement.

     “Due Cause” means any of the following events:

     (a)     the willful refusal by the Participant to perform his obligations under the Contractor Agreement that is not corrected within thirty (30) days following written notice thereof to the Participant by the Company, such notice to state with specificity the nature of the willful refusal;

     (b)     Participant’s conviction of a felony; or

     (c)     any intentional act of fraud or embezzlement by the Participant that has a material adverse impact on the business of the Company.

     “Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company, provided, however, in the case of an individual whose employment status, by virtue of his employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer for the relevant period.

     “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.

     “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee, provided, however, in the case of a Participant who resides in the European Economic Area, “Retirement” shall mean any Termination of Service as of a date he is eligible for mandatory retirement benefits under local law, without regard to age.

     “Termination of Service” occurs when the Participant ceases to serve as a Contractor of the Company and its Subsidiaries for any reason. Notwithstanding the foregoing provisions of this definition, in the event that this Award is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of this Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

     “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy or under applicable non-U.S. law; or, if no such plan, policy or law is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to render his services as a Contractor for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee. Notwithstanding the foregoing provisions of this definition, in the event that this Award is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of this Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

PARK PLACE ENERGY CORP.

By:
Name:
Title:

PARTICIPANT:

Signature
Name:
Address